                                                         EXHIBIT 10(cc)





                                  May 7, 1996



David E. Grose
Chief Financial Officer
Alexander Energy Corporation
701 Cedar Lake Boulevard
Oklahoma City, Oklahoma 7314-7800

Dear Dave:

     Reference is made to that certain Credit Agreement dated as of November 14, 1994 between and among Alexander Energy Corporation (sometimes herein referred to herein as "you" and sometimes as the "Borrower"), various financial institutions as are or may become parties thereto (the "Lenders") and Canadian Imperial Bank of Commerce, acting through its New York Agency as agent (together with its successors in such capacity, the "Agent") for the Lenders, as amended by the First Amendment to Credit Agreement dated as of July 14, 1995, as amended by that certain Second Amendment to the Credit Agreement (the "Second Amendment") dated as of April 15, 1996 (such credit agreement, as so amended and as the same may from time to time be further amended, supplemented, restated or otherwise modified, the "Credit Agreement"). Unless other specified, terms defined in the Credit Agreement are used herein as therein defined except as the context may otherwise require.

     As a condition precedent to the effectiveness of the Second Amendment, the Agent has required delivery of clean searches of the UCC records of each of the jurisdictions where the Mortgage and Security Agreement are to be filed (the "Searches") showing no prior liens (other than Permitted Liens) on the Mortgage Properties and the Collateral (as defined in the Mortgage and Security Agreement, respectively, and used herein with the same meaning). You have requested that we waive as a condition precedent to the effectiveness of the Second Amendment actual receipt of the results of such Searches.

     By its signature below and in reliance on the agreements set forth in the immediately following paragraph, the Agent, the Lenders and the Collateral Agent agree to waive and hereby waive receipt of the results of the Searches as a condition precedent to the effectiveness of the Second Amendment, provided, however, that
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Mr. David Grose
Alexander Energy Corporation
May 7, 1996
Page 2


the Borrower, the Agent, the Collateral Agent and the Lenders hereby agree that the Borrower shall obtain all necessary releases from any outstanding Liens (except Permitted Liens) and shall file such releases (or make arrangements satisfactory to the Agent and the Secured Parties for the filing of such releases) and take all other action necessary, or in the opinion of the Agent or the Secured Parties desirable, to effectively create a valid, perfected first priority lien (subject to the Permitted Liens) against the Assets purported to be covered thereby; provided further that the existence of any Liens (other than the Permitted Liens) on any of the Mortgaged Properties or the Collateral shall constitute an Event of Default under the terms and provisions of the Credit Agreement, the Mortgage and the Security Agreement.

     In consideration of such limited waiver, by your signature below, you hereby represent and warrant to the Agent, the Collateral Agent and the Lenders
(i) that you have granted no Liens on the Mortgaged Properties or the Collateral except pursuant to the Mortgages and Security Agreement, and (ii) that you have not received notice of any Liens which have not been released or which have not terminated or expired having been filed against you, the Mortgaged Properties or the Collateral.

     It is further agreed and understood that (i) the deadline for satisfying the conditions precedent set forth in the Second Amendment is hereby extended to May 10, 1996, (ii) the deadline for delivering the annual audit for Fiscal Year 1995 and the compliance certificate described in Section 7.1.1(b) of the Credit Agreement with respect to Fiscal Year 1995 as required pursuant to
Section 26 of the Second Amendment is hereby extended from May 2, 1996 to May 15, 1996, and (iii) the filing of the Kansas Mortgage is not a condition precedent to the effectiveness of the Second Amendment, provided, however, that the Agent, the Collateral Agent or any other Secured Party may, or may request the Borrower to, take all action necessary or, in the reasonable opinion of the Agent, Collateral Agent or Secured Party, as the case may be, desirable to file and record the Kansas Mortgage so as to create a valid, perfected first priority lien in the Assets purported to be covered thereby. The Borrower hereby agrees to take all such action at its own cost promptly upon the Agent's or the Collateral Agent's request.

     Nothing herein shall be construed to waive any breach of or Default under the Credit Agreement or to waive, modify or limit any

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Mr. David Grose
Alexander Energy Corporation
May 7, 1996
Page 3


other provision (including, without limitation, any representation or warranty) of the Credit Agreement or any other Loan Document or to require any similar or dissimilar waiver, approval or extension to be granted hereafter, or to amend or modify the Credit Agreement or any other Loan Document except those provisions of the Credit Agreement as specifically set forth herein. The Credit Agreement as amended hereby is hereby reaffirmed and ratified in all respects.

     This letter agreement may be executed in several counterparts, each of which shall constitute an original but all of which together shall comprise but one and the same agreement.

     This letter agreement shall be governed by the internal laws of the State of New York. This letter agreement together with the Credit Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

     Please indicate your agreement with the foregoing by your signature below. This agreement shall be of no force or effect unless the Agent shall have received a counterpart hereof duly executed by the Borrower prior to or on May 8, 1996.

                                            CANADIAN IMPERIAL BANK OF
                                            COMMERCE, as Agent

                                            By: /s/ MARY BETH RON
                                                --------------------------

                                            Title: AUTHORIZED SIGNATURE
                                                   -----------------------



                                           LENDER:

                                           CIEC INC.


                                            By: /s/ MARY BETH RON
                                                --------------------------

                                            Title: AUTHORIZED SIGNATURE
                                                   -----------------------
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Mr. David Gross
Alexander Energy Corporation
May 7, 1996
Page 4


                                        COLLATERAL AGENT:

                                        CIBC INC., as Collateral Agent


                                        By: /s/  MARYBETH ROSS
                                            --------------------------------
                                        Title: AUTHORIZED SIGNATORY
                                               -----------------------------


AGREED AND CONSENTED TO:

ALEXANDER ENERGY CORPORATION

By: /s/  DAVID E. GROSS
    -------------------------------
Title: CFO/Vice President
       ----------------------------